UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/27/2007

NYSE Euronext
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33392

Delaware	20-5110848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

212-656-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The NYSE Euronext Human Resources and Compensation Committee today approved an amendment of the award agreement regarding former Chief Financial Officer Nelson Chai's currently exercisable options to purchase 109,220 shares of NYSE Euronext Common Stock. The award agreement, prior to amendment, provided that Mr. Chai had thirty days following his departure, on December 10, 2007, to exercise his options. The amendment provides that Mr. Chai's post-departure exercise period will not begin until February 5, 2008, the scheduled date of NYSE Euronext's fourth quarter and fiscal year earnings release. Mr. Chai will have 30 days after that date to exercise his options.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Date: December 27, 2007	By:	/s/ Rachel F. Robbins
Rachel F. Robbins
Executive Vice President and General Counsel